UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       October 17, 2008

Datawatch Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park
271 Mill Road
Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 17, 2008, Datawatch Corporation announced that its Board of Directors has approved the appointment of Harvey Gross as Vice President of Enterprise Product Management and Development, an executive officer of the company.  The Board of Directors also approved officer salary and bonus plans for the 2009 fiscal year, which began on October 1, 2008.  For the 2009 fiscal year, base salaries for Kenneth Bero, President and Chief Executive Officer, Murray Fish, Chief Financial Officer and Vice President, John H. Kitchen, III, Senior Vice President and Chief Marketing Officer, and Dan Incropera, Corporate Controller and Vice President, will be $285,000, $170,000, $190,000, and $135,000, respectively.  Additionally, Messrs. Fish, Kitchen and Incropera will be eligible for bonus payments based on their achievement of certain management objectives.  The targets for these bonuses were set for Messrs. Fish, Kitchen and Incropera in the amounts of $40,000, $20,000, and $14,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

Date: October 21, 2008	By:	/s/ Kenneth P. Bero
Name: Kenneth P. Bero
Title: President and Chief Executive Officer